Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FIRST QUARTER 2018 RESULTS

•	Occupancy of 97.1%, Up 130 Basis Points from 1Q17

•	Cash Same Store NOI Grew 6.1%

•	Cash Rental Rates Were Up 9.3%

•	Formed Joint Venture That Acquired 532 Net Acres for Future Development and Land Sales at the PV-303 Business Park in Phoenix

•	Closed on $300 Million Private Placement of Unsecured Notes

•	Earned ‘BBB’ Unsecured Credit Rating from Standard and Poor’s Global Ratings

•	Increased First Quarter 2018 Dividend to $0.2175 Per Share, a 3.6% Increase

•	Acquired Five Buildings Comprised of 354,000 Square Feet Plus One Development Site for $61 Million

•	Sold Eight Buildings Comprised of 485,000 Square Feet Plus One Land Parcel for $42.4 Million

CHICAGO, April 24, 2018 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the first quarter of 2018. Diluted net income available to common stockholders per share (EPS) was $0.30 in the first quarter, compared to $0.19 a year ago.

First Industrial’s first quarter FFO was $0.38 per share/unit on a diluted basis, compared to $0.36 per share/unit a year ago. First quarter results reflect a previously disclosed severance charge as well as an impairment charge related to the anticipated sale of an excess land parcel that together resulted in a $0.02 per share impact.

“We are off to a good start in 2018 as our team and our portfolio delivered solid growth in same store cash NOI and rental rates,” said Peter E. Baccile, First Industrial’s president and chief executive officer. “Industrial real estate fundamentals continue to be favorable and we seek to grow cash flow as we serve tenants’ logistics needs through our development investments and portfolio.”

Portfolio Performance – First Quarter 2018

•	In service occupancy was 97.1% at the end of the first quarter, compared to 97.3% at the end of the fourth quarter of 2017, and 95.8% at the end of the first quarter of 2017.

•	Tenants were retained in 77.0% of square footage up for renewal.

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•	Same property cash basis net operating income (NOI) increased 6.1%. Including lease termination fees, same property NOI increased 5.7%.

•	Rental rates increased 9.3% on a cash basis and increased 18.0% on a straight-line basis; leasing costs were $1.46 per square foot.

Capital Markets

•	Closed on a private placement offering on February 15th for $300 million of fixed rate senior unsecured notes with a weighted average interest rate of 3.91%. The notes are comprised of two tranches: $150 million of 3.86% Series C Guaranteed Senior Notes with a 10-year term and $150 million of 3.96% Series D Guaranteed Senior Notes with a 12-year term.

•	Paid off $158 million of secured debt maturities at a weighted average interest rate of 4.50% on March 1, 2018.

•	Received an upgrade of our senior unsecured debt ratings to ‘BBB’ from Standard and Poor’s Global Ratings in February.

•	The board of directors declared a common dividend of $0.2175 per share/unit for the quarter ending March 31, 2018 that was paid on April 16, 2018 to stockholders of record on March 29, 2018. The new dividend rate represented a 3.6% increase from the prior rate of $0.21 per share.

Investment and Disposition Activities

In the first quarter, the Company:

•	Leased 100% of its First Sycamore 215 Logistics Center, a 243,000 square-foot development in Southern California.

•	Acquired a three-building portfolio in San Diego comprised of 225,000 square feet for $36.7 million. Also acquired a 35,000 square-foot, 100% leased building in Seattle for $5.6 million, a 94,000 square-foot building in Orlando for $8.7 million and a development site in Dallas for $10.0 million that can accommodate four buildings totaling 727,000 square feet.

•	Sold eight buildings comprised of 485,000 square feet plus one land parcel for $42.4 million.

In the second quarter to date, the Company:

•	Formed a project-specific joint venture with Diamond Realty, the U.S. real estate investment arm of Mitsubishi Corporation, to acquire 532 net acres at the PV-303 business park in Phoenix for future speculative and build-to-suit development as well as land sales to users. The total purchase price was $49.0 million and First Industrial has a 49% interest in the venture. First Industrial will also earn development, asset management, property management, disposition and leasing fees, and potential promote income.

•	Leased 100% of the 156,000 square-foot building at The Ranch by First Industrial business park in the Inland Empire West.

•	Acquired a 4.6-acre site in the Inland Empire West in Fontana for $3.3 million dollars which can accommodate a 77,000 square-foot building.

“We are using our platform to create value through development and lease up of high quality distribution facilities while adding select acquisitions that will contribute to our long-term cash flow growth,” said Johannson Yap, chief investment officer. “Our project-specific joint venture at the PV-303 business park is an extension of our overall strategy, offering us potential to participate in additional growth in this strategic location, while helping us manage our portfolio allocation and risk.”

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Outlook for 2018

Mr. Baccile stated, “Our team and our portfolio continue to perform well. Given the health of the leasing markets, we remain focused on growing long-term cash flow through rent growth, contractual escalations and securing longer lease terms. Investment through development continues to offer strong risk-adjusted returns and by continuing our track record of execution from construction through lease-up, we can drive future cash flow and further elevate our portfolio.”

	Low End of Guidance for 2018 (Per share/unit)	High End of Guidance for 2018 (Per share/unit)
Net Income	0.75	0.85
Add: Real Estate Depreciation/Amortization	0.92	0.92
Add: Impairment of Depreciable Real Estate—1Q18	0.02	0.02
Less: Gain on Sale of Depreciable Real Estate—1Q18	(0.16)	(0.16)

FFO (NAREIT Definition)	$1.53	$1.63

Plus: Severance Charge and Impairment of Non-Depreciable Real Estate	0.02	0.02

FFO Before Severance Charge and Impairment of Non-Depreciable Real Estate	$1.55	$1.65

The following assumptions were used:

•	Average quarter-end in service occupancy of 96.5% to 97.5%.

•	Same-store NOI growth on a cash basis before termination fees of 4.0% to 5.0% for the full year. This represents an increase of 25 basis points at the midpoint to 4.5% and a narrowing of the range.

•	General and administrative expense of approximately $26 million to $27 million. The aforementioned severance charge of $0.01 per share is excluded from the general and administrative expense guidance range.

•	Guidance includes the incremental costs expected in 2018 related to the Company’s developments completed and under construction as of March 31, 2018 plus the planned second quarter start of a 250,000 square-foot building at its First Logistics Center @ I-78/81 project in Central Pennsylvania. In total, the Company expects to capitalize $0.04 per share of interest related to these projects in 2018.

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future investments or property sales,

•	any future NAREIT-compliant gains or losses,

•	any future impairment gains or losses,

•	any future gains related to the final settlement of two insurance claims for damaged facilities previously disclosed, or

•	any future equity issuance.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

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Conference Call

First Industrial will host its quarterly conference call on Wednesday, April 25, 2018 at 9:30 a.m. CDT (10:30 a.m. EDT.) The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s first quarter 2018 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.3 million square feet of industrial space as of March 31, 2018. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial

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properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2017, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended
	March 31, 2018	March 31, 2017
Statement of Operations and Other Data:
Total Revenues	$99,771	$97,383
Property Expenses	(29,411)	(28,486)
General and Administrative (a)	(8,143)	(8,033)
Impairment of Real Estate	(2,756)	—
Depreciation of Corporate FF&E	(183)	(169)
Depreciation and Other Amortization of Real Estate	(28,132)	(28,325)

Total Expenses	(68,625)	(65,013)
Gain on Sale of Real Estate	20,089	8,009
Interest Expense	(12,791)	(14,369)
Amortization of Debt Issuance Costs	(855)	(778)
Loss from Retirement of Debt	(39)	(1,653)

Income from Operations Before Income Tax Provision	37,550	23,579
Income Tax Provision	(86)	(88)

Net Income	37,464	23,491
Net Income Attributable to the Noncontrolling Interest	(1,172)	(782)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$36,292	$22,709

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$36,292	$22,709
Depreciation and Other Amortization of Real Estate	28,132	28,325
Impairment of Depreciable Real Estate	2,285	—
Noncontrolling Interest	1,172	782
Gain on Sale of Depreciable Real Estate	(20,073)	(8,009)

Funds From Operations (NAREIT) (“FFO”) (b)	$47,808	$43,807
Loss from Retirement of Debt	39	1,653
Restricted Stock/Unit Amortization	1,689	3,101
Amortization of Debt (Premiums)/Discounts and Hedge Costs	(14)	64
Amortization of Debt Issuance Costs	855	778
Depreciation of Corporate FF&E	183	169
Impairment of Non-Depreciable Real Estate	471	—
Gain on Sale of Non-Depreciable Real Estate	(16)	—
Non-incremental Building Improvements	(937)	(2,347)
Non-incremental Leasing Costs	(5,594)	(4,403)
Capitalized Interest	(1,602)	(1,027)
Capitalized Overhead	(104)	(76)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(775)	(1,581)

Adjusted Funds From Operations (“AFFO”) (b)	$42,003	$40,138

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO ADJUSTED EBITDA (b) AND NOI (b)	Three Months Ended
	March 31, 2018	March 31, 2017
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$36,292	$22,709
Interest Expense	12,791	14,369
Depreciation and Other Amortization of Real Estate	28,132	28,325
Impairment of Real Estate	2,756	—
Severance Expense (a)	1,298	—
Income Tax Provision	86	88
Noncontrolling Interest	1,172	782
Loss from Retirement of Debt	39	1,653
Amortization of Debt Issuance Costs	855	778
Depreciation of Corporate FF&E	183	169
Gain on Sale of Real Estate	(20,089)	(8,009)

Adjusted EBITDA (b)	$63,515	$60,864
General and Administrative (a)	6,845	8,033

Net Operating Income (“NOI”) (b)	$70,360	$68,897
Non-Same Store NOI	(2,432)	(3,197)

Same Store NOI Before Same Store Adjustments (b)	$67,928	$65,700
Straight-line Rent	(306)	(1,639)
Above (Below) Market Lease Amortization	(204)	(283)
Lease Termination Fees	(17)	(278)

Same Store NOI (Cash Basis without Termination Fees) (b)	$67,401	$63,500

Weighted Avg. Number of Shares/Units Outstanding—Basic	123,729	120,877
Weighted Avg. Number of Shares Outstanding—Basic	119,846	116,837
Weighted Avg. Number of Shares/Units Outstanding—Diluted	124,094	121,301
Weighted Avg. Number of Shares Outstanding—Diluted	120,211	117,261
Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$36,292	$22,709
Less: Allocation to Participating Securities	(97)	(67)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$36,195	$22,642

Basic and Diluted Per Share	$0.30	$0.19
FFO (NAREIT) (b)	$47,808	$43,807
Less: Allocation to Participating Securities	(124)	(113)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$47,684	$43,694

Basic Per Share/Unit	$0.39	$0.36
Diluted Per Share/Unit	$0.38	$0.36
Common Dividends/Distributions Per Share/Unit	$0.2175	$0.2100
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,543,805	$3,396,002
Real Estate and Other Assets Held For Sale, Net	16,725	4,471
Total Assets	3,044,595	2,805,058
Debt	1,401,881	1,371,297
Total Liabilities	1,557,131	1,519,528
Total Equity	$1,487,464	$1,285,530

a)	March 31, 2018
General and Administrative per the Form 10-Q	8,143
Severance Expense	(1,298)

General and Administrative per Reconcilation within the Selected Financial Data	6,845

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI, minus general and administrative expenses. For the three months ended March 31, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus severance expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2017 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service prior to January 1, 2017 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, sale of real estate, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.